INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as amended and restated June 1, 2009) (the “K-Plan”), is hereby further amended, effective January 1, 2011, unless otherwise indicated, as follows:

1.
By replacing the table in Section D-1-2 Eligibility to Share in the Profit Sharing Feature of Supplement D-1,  Provisions Relating to the Profit Sharing Feature for Certain Participating Affiliates, in its entirety, with the following table:

Participating Affiliate	Current Effective Date (Original Effective Date)2
Anchorage Sand & Gravel Company, Inc. (excluding President)	January 1, 1999
Baldwin Contracting Company, Inc.	January 1, 1999
Bell Electrical Contractors, Inc.	January 1, 2002
Bitter Creek Pipelines, LLC1	January 1, 2010 (January 1, 2001)
Cascade Natural Gas Corporation	January 1, 2011 July 2, 2007
Concrete, Inc.	January 1, 2001
Connolly-Pacific Co.	January 1, 2007
DSS Company	January 1, 2004 (July 8, 1999)
E.S.I., Inc.	January 1, 2008 (January 1, 2003)
Fairbanks Materials, Inc.	May 1, 2008
Frebco, Inc.	January 1, 2008 (July 1, 2000)
Granite City Ready Mix, Inc.	June 1, 2002

Participating Affiliate	Current Effective Date (Original Effective Date)2
Great Plains Natural Gas Co.	January 1, 2008
Hawaiian Cement (non-union employees hired after December 31, 2005)	January 1, 2009
Intermountain Gas Company	January 1, 2011
Jebro Incorporated	November 1, 2005
Kent’s Oil Service	January 1, 2007
Knife River Corporation – Northwest (the Central Oregon Division, f/k/a HTS)	January 1, 2010 (January 1, 1999)
Knife River Corporation – Northwest (the Southern Idaho Division)	January 1, 2010 (January 1, 2006)
Knife River Corporation – Northwest (the Spokane Division)	January 1, 2010 (January 1, 2006)
Knife River Corporation - South (f/k/a Young Contractors, Inc.)	January 1, 2008 (January 1, 2007)
LTM, Incorporated	January 1, 2003
Montana-Dakota Utilities Co. (including union employees)	January 1, 2008
Wagner Industrial Electric, Inc.	January 1, 2008
Wagner Smith Equipment Co.	January 1, 2008 (July 1, 2000)
WBI Holdings, Inc.1	January 1, 2009
WHC, Ltd.	September 1, 2001
Williston Basin Interstate Pipeline Company1	January 1, 2009

1Requirement to be an Active Employee on the last day of the Plan Year does not apply.

Eligible employees participating in a management incentive compensation plan or an executive incentive compensation plan are not eligible for a Profit Sharing Contribution. Employees of the Total Corrosion Solutions division of Bitter Creek Pipelines, LLC are excluded from this feature.
2In the event a Participating Affiliate adopts a Profit Sharing Feature on a date other than January 1, effective as of the date of participation in the Plan, the amount of any such contribution allocated to a Supplement D-1 Participant shall be based upon Compensation, excluding bonuses, received while in the employ of the Participating Affiliate after the date of acquisition by the Company or any Affiliate.

Explanation: This amendment adds Intermountain Gas Company (IGC) as a Participating Affiliate of Supplement D-1 of the K-Plan and reflects Cascade Natural Gas Corporation (Cascade) as a Participating Affiliate in this Supplement D-1 as of January 1, 2011 due to removal of the separate Supplement D-4 (see #3 below). These changes are the result of standardizing retirement benefits for the Utility Group Participating Affiliates.

2.
By replacing the table and subsequent paragraphs in Section D-2-2 Eligibility to Share in the Retirement Contribution of Supplement D-2,  Provisions Relating to the Retirement Contribution Feature for Certain Participating Affiliates, in its entirety, with the following table and subsequent paragraph:

Participating Affiliate	Current Effective Date (Original Effective Date)	Special Contribution Amount – Percentage of Compensation
Bitter Creek Pipelines, LLC1	January 1, 2006 (January 1, 2001)	5%
Cascade Natural Gas Corporation (non-bargaining)	January 1, 2011 (July 2, 2007)	5%
Cascade Natural Gas Corporation (Field Operations Bargaining Unit employees hired on or after 1/1/2007)	July 2, 2007	4%
Fidelity Exploration & Production Company2	January 1, 2006 (July 2, 2001)	5%
Great Plains Natural Gas Co.	January 1, 2003	5%
Hamlin Electric Company	January 1, 2005	5%
Intermountain Gas Company	January 1, 2011 October 12, 2008	5%
Rocky Mountain Contractors, Inc. (Union3)	January 1, 2008	3%
Rocky Mountain Contractors, Inc.	January 1, 2005	5%

1The following participants of Bitter Creek Pipelines, LLC are excluded: Brien Beadle, Grady Breipohl, Jon Forbes, Richard Guderjahn, Steven Haag, Raymond Harms, Wade Hasler, Douglas Henry, Pamela Lynn, Todd Mandeville, Marlin Mogan, Dale Sudbrack, and Barbara Sunford due to participation in the appropriate pension plans.
2The following participants of Fidelity Exploration & Production Company are excluded: Harlan R. Jirges, Timothy M. Ree, Marvin E. Rygh, Judy A. Schmitt, and Dennis M. Zander due to participation in the appropriate pension plans.
3Requirement to be compensated for 1,000 hours of service does not apply to Rocky Mountain Contractors, Inc.-Union.

In order to share in the allocation of any Retirement Contribution made by a Supplement D-2 Company pursuant to Paragraph 3 below for a given Plan Year, Participants employed by a Supplement D-2 Company must be compensated for 1,000 Hours of Service (prorated for the Plan Year in which the Retirement Contribution Feature becomes effective) in that Plan Year and must not be covered by a collectively bargained unit to which the Retirement Contribution has not been extended. However, if the Participant’s failure to be compensated for 1,000 Hours of Service in that Plan Year is due to the Participant’s Disability, Death, or Retirement on or after attaining age 60 during such Plan Year, such Participant shall nevertheless be entitled to share in the allocation of the Retirement Contributions for such Plan Year.  Participants who meet the requirements of this paragraph are referred to herein as “Supplement D-2 Participants.”

Explanation: This amendment adds IGC as a Participating Affiliate of Supplement D-2 of the K-Plan and reflects Cascade as a Participating Affiliate of Supplement D-2 due to removal of the separate Supplement D-4 (see #3 below). These changes are the result of standardizing retirement benefits for the Utility Group Participating Affiliates. The amendment also removes the year-end requirement and Active Employee definition as they are no longer required for Hamlin Electric Company and Rocky Mountain Contractors, Inc., effective January 1, 2011.

3.
By replacing Supplement D-4, Provisions Relating to the Cascade Natural Gas Corporation Retirement Contribution, Special Transition Contribution and Profit Sharing Feature in its entirety with the word RESERVED, effective January 1, 2011.

Explanation: This supplement is removed as a result of standardizing retirement benefits for the Utility Group Participating Affiliates allowing Cascade to be included as a Participating Affiliate in Supplements D-1 and D-2 of the K-Plan. The definition of compensation no longer includes incentive compensation.

4.
By replacing the first paragraph in Section D-6-2 Eligibility to Share in the Retirement Contribution of Supplement D-6,  Provisions Relating to the MDU Resources Group, Inc. Retirement Contribution, in its entirety, with the following:

D-6-2
Eligibility to Share in the Retirement Contribution. Participation in the Retirement Contribution for any Plan Year is limited to employees who are hired after December 31, 2005, and satisfy the Plan’s definition of Eligible Employee for the following Participating Affiliates:

Knife River Corporation
MDU Construction Services Group, Inc.
MDU Resources Group, Inc.
Montana- Dakota Utilities Co.
Prairielands Energy Marketing, Inc.
WBI Holdings, Inc.
Williston Basin Interstate Pipeline Company

Explanation: This amendment removes Great Plains Natural Gas Co. (GPNG) as a Participating Affiliate in Supplement D-6 as a result of standardizing retirement benefits for the Utility Group Participating Affiliates.  All participants of GPNG receive the same Retirement Contribution regardless of date of hire, allowing them to be reflected on Supplement D-2 only.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee (“EBC”) on this 2nd day of September, 2010.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Doran N. Schwartz
Doran N. Schwartz, Chairman